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                                                                   Exhibit 23.10

              [LETTERHEAD OF FRIDUSS, LUKEE, SCHIFF & CO., P.C.]


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


We consent to the use in the Form S-4 Registration Statement and Prospectus of Aviation Group, Inc. of our report dated April 26, 2000 accompanying the consolidated financial statements of Muffin Communications, Ltd. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.



/s/ Friduss, Lukee, Schiff & Co., P.C.

FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants


October 23, 2000
Chicago, Illinois